UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2025

AMERICAN BATTERY TECHNOLOGY COMPANY
(Exact name of registrant as specified in its charter)

Nevada	001-41811	33-1227980
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

100 Washington Street, Suite 100 Reno, NV	89503
(Address of principal executive offices)	(Zip Code)

(775) 473-4744

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	ABAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 16, 2025, the Company issued a press release announcing the completion of the S-K 1300 Technical Report and Preliminary Feasibility Study (the “PFS”) disclosing mineral reserves and mineral resources, including economic assessment, for the Tonopah Flats Lithium Project. The PFS was completed by Daniel R. Palo, qualified person on behalf of Barr Engineering Co., Jeffrey Woods, qualified person on behalf of Woods Process Services, LLC, and Jacob Anderson, qualified person on behalf of Dahrouge Geologic Consulting Ltd., in compliance with Item 1300 of Regulation S-K and with an effective date of September 4, 2025.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The PFS is filed as Exhibit 96.1 and the qualified person consents are filed as Exhibits 23.1 through 23.3 to this Form 8-K, each of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of Daniel R. Palo.
23.2	Consent of Jeffrey Woods.
23.3	Consent of Jacob Anderson.
96.1	S-K 1300 Technical Report and Preliminary Feasibility Study, effective as of September 4, 2025.
99.1	Press Release, dated October 16, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: October 16, 2025	By:	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer